                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-b(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         FRANKLIN FINANCIAL CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
         --------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:_______________________________

    2) Aggregate number of securities to which transaction applies:_______________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:__________________________________

    4)  Proposed maximum aggregate value of transaction:_____________________

    5)  Total fee paid:______________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:______________________________________________

    2)  Form, Schedule or Registration Statement No.:________________________

    3)  Filing Party:________________________________________________________

    4)  Date Filed: _________________________________________________________

                         FRANKLIN FINANCIAL CORPORATION


                                 April 23, 2002


Dear Shareholder:

         This year's Annual Meeting of Shareholders of Franklin Financial Corporation will be held on Tuesday, May 21, 2002, at 4:30 p.m., at the Pineapple Meeting Room of Franklin National Bank, 234 Public Square, Franklin, TN 37064. You are cordially invited to attend.

         The Notice of Annual Meeting and a Proxy Statement, which describe the formal business to be conducted at the Annual Meeting, follow this letter.

         After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign and return the enclosed proxy or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

         A copy of the Company's 2001 Annual Report is also enclosed for your information.

         We look forward to seeing you at the Annual Meeting.


                                          Very truly yours,

                                          /s/ Gordon E. Inman


                                          Gordon E. Inman
                                          Chairman of the Board


              230 Public Square, Franklin, TN 37064 (615) 790-2265

                         FRANKLIN FINANCIAL CORPORATION
                                230 PUBLIC SQUARE
                            FRANKLIN, TENNESSEE 37064


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 21, 2002


         The Annual Meeting of Shareholders of Franklin Financial Corporation (the "Company") will be held on Tuesday, May 21, 2002, at 4:30 p.m., at the Pineapple Meeting Room of Franklin National Bank, 234 Public Square, Franklin, TN 37064 for the following purposes:

                  (1) To elect nine (9) directors to constitute the Board of Directors, to serve for a term of one year and until their successors are elected and qualified;

                  (2) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on April 10, 2002, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

                                 By Order of the Board of Directors,

                                 /s/ Richard E. Herrington

                                 Richard E. Herrington
                                 President and Chief Executive Officer

Franklin, Tennessee
April 23, 2002

         PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE ANNUAL MEETING IF YOU DO NOT ATTEND PERSONALLY.

                         FRANKLIN FINANCIAL CORPORATION
                                230 PUBLIC SQUARE
                            FRANKLIN, TENNESSEE 37064


                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 2002


                           ---------------------------
                                 PROXY STATEMENT
                           ---------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Financial Corporation (the "Company") for the Annual Meeting of Shareholders to be held on Tuesday, May 21, 2002, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the Annual Meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 23, 2002. The address of the principal executive offices of the Company is 230 Public Square, Franklin, Tennessee 37064.

         Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted for the election of the nominees named below to constitute the entire Board of Directors. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any matter other than the election of directors, an abstention or broker non-vote would have the effect of a vote against the proposal in question.

         The record of shareholders entitled to vote at the annual meeting was taken on April 10, 2002. On that date, the Company had outstanding and entitled to vote 7,902,724 shares of common stock, no par value, with each share entitled to one vote.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         Presently, the Board of Directors of the Company consists of nine directors. In January 2002, the Board of Directors increased the size of the Board to nine members and elected Robert C. Fisher to serve as a director until the next annual meeting of shareholders. In April 2002, The Board of Directors elected Stuart C. McWhorter to serve as a director until the next annual meeting of shareholders. The Company's By-Laws provide that the Board of Directors shall consist of not less than five nor more than twenty-five members, the precise number to be determined from time to time by the Board of Directors. The number of directors to serve for the 2002 fiscal year has been set at nine by the Board. The Board of Directors recommends the election of the nine nominees listed below.

         In the event that any nominee withdraws or for any reason is not able to serve as director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than nine nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the common stock is required for the election of the nine nominees standing for election. With the exception of Mr. Fisher, Mr. McWhorter, Ms. Smiley and Mr. Cross, all of the nominees have been directors of the Company since December 1988. Mr. Fisher has been a member of the Board of Directors since January 2002 and Mr. McWhorter has been a director of the Company since April 2002. Ms. Smiley and Mr. Cross have served as directors of the Company since May 2000. Management of the Company has no reason to believe that any nominee will not serve if elected.

         Each of the following persons has been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:

         JAMES W. CROSS, IV, age 38, has been the owner and President of Century Construction Company, Inc. since 1983.

         ROBERT C. FISHER, age 53, has served as President of Belmont University since April 2000. From July 1996 to April 2000, Mr. Fisher served as Vice President of Academic Affairs for Arkansas State University.

         RICHARD E. HERRINGTON, age 54, has served as President and Chief Executive Officer of the Company since December 1988 and of the Bank from May 1989 to July 1992. From 1985 to 1988, Mr. Herrington served as President of Security Information Systems, Inc., a subsidiary of Security Federal Savings and Loan, Nashville, Tennessee.

         GORDON E. INMAN, age 63, has served as Chairman of the Board of the Company since December 1988 and of the Bank since May 1989. In addition, Mr. Inman was the owner of Inman Realtors, a real estate brokerage firm from 1979 to 1996. Mr. Inman is also a Trustee of Belmont University in Nashville, Tennessee.

         STUART C. MCWHORTER, age 33, has served as Managing Partner of Clayton Associates, an advisory and venture capital firm, since June 1998. From September 1995 to June 1998, Mr. McWhorter served as Vice President of OrthoLink Physicians Corporation, an orthopedic physician practice management company.

         D. WILSON OVERTON, age 52, is an independent Certified Public Accountant and has been the owner of Wilson Overton CPA and an independent consultant since 1999. From September 1996 through 1999, Mr. Overton was a CPA with and a shareholder of Williams, Crosslin, Sparks & Vanden, P.C.

From 1992 to September 1996, Mr. Overton was a shareholder in the regional accounting firm of Home CPA Group, a professional association.

         EDWARD M. RICHEY, age 50, has served as the President of Richey Insurance Service, Inc. since 1976. From 1979 to 1997, Mr. Richey was also the owner and a director of Goodman, Inman & Richey, Inc., a weight loss franchise operation, of which he served as President from 1979 to 1986.

         EDWARD P. SILVA, age 59, is an attorney-at-law who has been a partner in the law firm of Hartzog, Silva & Davies since 1974.

         MELODY J. SMILEY, age 49, is a Certified Public Accountant and has been the sole owner of Melody J. Smiley, CPA, since 1986.

         There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

         Although it is not the Company's obligation to make filings pursuant to
Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the General Counsel of the Company as to whether any transactions in the Company's Common Stock occurred during the previous month.

                       MEETINGS OF THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company held six meetings and acted by unanimous written consent three times during the year ended December 31, 2001. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. The Company's Board of Directors has two standing committees -- the Audit Committee and the Stock Option Committee. The Board of Directors does not have standing nominating or compensation committees, such functions being reserved to the full Board of Directors.

         The Audit Committee presently consists of D. Wilson Overton, James W. Cross, IV, and Melody J. Smiley. The Audit Committee has been assigned the principal function of reviewing the internal and external financial reporting of the Company, reviewing the scope of the independent audit and considering comments by the auditors regarding internal controls and accounting procedures and management's response to these comments. The Audit Committee held four meetings during 2001. The Report of the Audit Committee appears below.

         The Stock Option Committee presently consists of D. Wilson Overton, Edward M. Richey and Edward P. Silva. The Stock Option Committee has been assigned the functions of administering the Company's stock option plan and granting options thereunder. The Stock Option Committee held one meeting during 2001.

                             AUDIT COMMITTEE REPORT

         In accordance with the written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2001, the Audit Committee met four times and discussed the interim financial information contained in each of the Company's Quarterly Reports on Form 10-Q with the Chief Financial Officer and Deloitte & Touche LLP prior to filing. In discharging its oversight responsibility as to the audit process, the Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2001 with management and has discussed with Deloitte & Touche LLP, the independent auditors and accountants for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) with respect to those statements.

         The Audit Committee has received and reviewed the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP its independence in connection with its audit of the Company's most recent financial statements. The Audit Committee has also considered whether Deloitte & Touche LLP's provision of non-audit services to the Company is compatible with its independence. Based on this review and these discussions, the Audit Committee recommended to the Board of Directors that these audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         D. Wilson Overton, James W. Cross, IV and Melody J. Smiley comprise the Audit Committee. Each of Messrs. Overton and Cross and Ms. Smiley are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards.

                                    Respectfully submitted,

                                    Mr. D. Wilson Overton
                                    Mr. James W. Cross, IV
                                    Ms. Melody J. Smiley

         The information in the foregoing Report of the Audit Committee shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

                               EXECUTIVE OFFICERS

         The executive officers of the Company are as follows:

         NAME                                     AGE            POSITION HELD
         ----                                     ---            -------------
         Gordon E. Inman                          63             Chairman of the Board

         Richard E. Herrington                    54             President and Chief Executive Officer

         J. Myers Jones, III                      51             President of Franklin National Bank

         Lisa L. Musgrove                         39             Senior Vice President and Chief Financial
                                                                 Officer

         George J. Regg, Jr.                      57             Executive Vice President, Secretary and
                                                                 General Counsel

         John P. Slayden                          49             Senior Vice President


         Executive officers are appointed by the Board of Directors of the Company and hold office at the pleasure of the Board. Executive officers devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Gordon E. Inman and Richard E. Herrington.

         J. MYERS JONES, III has served as President and Chief Executive Officer of the Bank since August 1992. From 1989 to 1992, Mr. Jones served as County Executive Officer of NationsBank of Tennessee, N.A.

         LISA L. MUSGROVE has served as Senior Vice President and Chief Financial Officer of the Company since March 1999 and as Senior Vice President and Comptroller of the Bank since March 1999. Ms. Musgrove served as Vice President and Comptroller of the Bank from July 1994 to March 1999. Prior to joining the Bank, Ms. Musgrove served in various capacities with Tennessee National Bank from 1989 to 1994, including most recently, Vice President, Controller and Treasurer.

         GEORGE J. REGG, JR. has served as Executive Vice President, Secretary and General Counsel of the Company since February 2001 and as Senior Vice President, Secretary and General Counsel of the Company from November 1997 to January 2001. Mr. Regg served as President of Goodman, Inman, Richey, Inc., a weight loss franchise operation, from 1994 to 1997, and as its Vice President and General Counsel from 1983 to 1994.

         JOHN P. SLAYDEN has served as Senior Vice President and Credit Administrator of the Company since June 1998. Mr. Slayden served as Executive Vice President of First American National Bank from 1982 to 1998.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of April 10, 2002 with respect to ownership of the outstanding Common Stock of the Company by (i) all persons known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director and nominee for director of the Company, (iii) each Named Executive Officer (as defined herein) and (iv) all executive officers and directors of the Company as a group.

                                                              AMOUNT AND NATURE OF                 PERCENT OF
BENEFICIAL OWNER                                            BENEFICIAL OWNERSHIP(1)            OUTSTANDING SHARES
----------------                                            -----------------------            -------------------
Richard E. Herrington (2)............................                370,109                          4.5%
Gordon E. Inman (3)..................................              4,517,367                         49.6%
J. Myers Jones (4)...................................                209,757                          2.6%
George J. Regg, Jr. (5)..............................                 70,645                            *
John P. Slayden (6)..................................                  3,607                            *
James W. Cross, IV ..................................                 12,636                            *
Robert C. Fisher....................................                     300                            *
Stuart C. McWhorter..................................                     --                           --
D. Wilson Overton ...................................                 76,005                          1.0%
Edward M. Richey (7).................................                970,029                         12.3%
Edward P. Silva .....................................                 26,931                            *
Melody J. Smiley ....................................                 11,663                            *
All executive officers and directors
   as a group (13 persons)(8)........................              6,278,222                         65.6%

------------------------
*        Less than 1%

(1) Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes warrants and options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Act"). The percentages are based upon 7,902,724 shares outstanding, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties who hold presently exercisable options are based upon the sum of 7,902,724 shares plus the number of shares subject to presently exercisable options held by them, as indicated in the following notes.

(2) Includes 286,784 shares subject to presently exercisable stock options. Also includes 1,628 shares held by the individual retirement account of Mr. Herrington's wife.

(3) Includes 1,211,666 shares subject to presently exercisable stock options. Mr. Inman's business address is 230 Public Square, Franklin, Tennessee 37064.

(4)      Includes 141,500 shares subject to presently exercisable stock options.

(5)      Includes 9,100 shares subject to presently exercisable stock options.

(6)      Includes 1,650 shares subject to presently exercisable stock options.

(7) Mr. Richey owns 845,709 shares individually and 124,320 shares are owned by Richey Insurance Company, an entity owned by Mr. Richey. Mr. Richey's address is P. O. Box 277, Franklin, Tennessee 37065.

(8) Includes 1,660,575 shares subject to presently exercisable stock options.

         There are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information for the fiscal years ended December 31, 2001, 2000 and 1999 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company who earned more than $100,000 during fiscal 2001 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                           NUMBER OF
           NAME AND                              SALARY        BONUS        OPTIONS           ALL OTHER
      PRINCIPAL POSITION            YEAR           ($)          ($)        AWARDED (#)     COMPENSATION ($)
---------------------------         ----        ---------     --------     -----------     ----------------
Gordon E. Inman                     2001        $ 210,000           --         266,666       $     26,875(1)
  Chairman of                       2000          200,000           --          50,000             26,427(2)
  the Board                         1999          169,203           --          50,000             26,554(3)

Richard E. Herrington               2001        $ 167,500     $ 25,000          37,500       $     14,064(4)
  President and Chief               2000          152,500           --          12,500              9,825(5)
  Executive Officer                 1999          131,116           --          12,500              9,268(6)

J. Myers Jones                      2001        $ 133,101           --          25,000       $      5,711(7)
  Bank President                    2000          129,167           --           6,250              4,930(8)
                                    1999          124,560           --           6,250              4,684(9)

George J. Regg, Jr.                 2001        $ 137,250           --          25,000       $      7,454(10)
  Executive Vice President,         2000          122,500           --           2,500              5,775(11)
  Secretary and General             1999          107,500           --           2,500              4,900(12)
  Counsel

John P. Slayden                     2001        $ 100,650           --           5,000       $      3,100(13)
  Senior Vice President             2000           88,200           --           1,250              2,646(14)
                                    1999           82,000           --             250              2,460(15)

-----------------------

(1) Includes $10,525 paid in 2001 to Mr. Inman in lieu of cafeteria plan benefits and $5,031 in matching contributions under the Company's 401(k) plan. Also includes $11,319 as the value of 770 shares of common stock awarded to Mr. Inman as compensation for his services as a director of the Company and the Bank, and a $2,100 auto allowance.

(2) Includes $9,577 paid in 2000 to Mr. Inman in lieu of cafeteria plan benefits and $5,000 in matching contributions under the Company's 401(k) plan. Also includes $7,350 as the value of 700 shares of common stock awarded to Mr. Inman as compensation for his service as a director of the Company and the Bank, and a $4,500 auto allowance.

(3) Includes $9,435 paid in 1999 to Mr. Inman in lieu of cafeteria plan benefits and $4,653 in matching contributions under the Company's 401(k) plan. Also includes $8,166 as the value of 488 shares of common stock awarded to Mr. Inman as compensation for his service as a director of the Company and the Bank, and a $4,300 auto allowance.

(4) Includes $5,170 paid in 2001 to Mr. Herrington in matching contributions under the Company's 401(k) plan, $8,894 as the value of 605 shares of common stock awarded to Mr. Herrington as compensation for his service as a director of the Company and the Bank.

(5) Includes $4,575 paid in 2000 to Mr. Herrington in matching contributions under the Company's 401(k) plan and $5,250 as the value of 500 shares of common stock awarded to Mr. Herrington as compensation for his service as a director of the Company and the Bank.

(6) Includes $3,615 paid in 1999 to Mr. Herrington in matching contributions under the Company's 401(k) plan and $5,653 as the value of 338 shares of common stock awarded to Mr. Herrington as compensation for his service as a director of the Company and the Bank.

(7) Includes $4,094 paid in 2001 to Mr. Jones in matching contributions under the Company's 401(k) plan and $1,617 as the value of 110 shares of common stock awarded to Mr. Jones as compensation for his service as a director of the Bank.

(8) Includes $3,880 paid in 2000 to Mr. Jones in matching contributions under the Company's 401(k) plan and $1,050 as the value of 100 shares of common stock awarded to Mr. Jones as compensation for his service as a director of the Bank.

(9) Includes $3,428 paid in 1999 to Mr. Jones in matching contributions under the Company's 401(k) plan and $1,257 as the value of 75 shares of common stock awarded to Mr. Jones as compensation for his service as a director of the Bank.

(10) Includes $4,220 paid in 2001 to Mr. Regg in matching contributions under the Company's 401(k) plan and $3,234 as the value of 220 shares of common stock awarded to Mr. Regg as compensation for his service as an officer of the Company.

(11) Includes $3,675 paid in 2000 to Mr. Regg in matching contributions under the Company's 401(k) plan and $2,100 as the value of 200 shares of common stock awarded to Mr. Regg as compensation for his service as an officer of the Company.

(12) Includes $3,225 paid in 1999 to Mr. Regg in matching contributions under the Company's 401(k) plan and $1,675 as the value of 100 shares of common stock awarded to Mr. Regg as compensation for his service as an officer of the Company.

(13) Includes $3,100 paid in 2001 to Mr. Slayden in matching contributions under the Company's 401(k) plan.

(14) Includes $2,646 paid in 2000 to Mr. Slayden in matching contributions under the Company's 401(k) plan.

(15) Includes $2,460 paid in 1999 to Mr. Slayden in matching contributions under the Company's 401(k) plan.

DIRECTOR COMPENSATION

          Although the directors of the Company did not receive any cash compensation for their service as directors in 2001, the Company awarded 55 shares of common stock to each outside director of the Company as compensation for his service as a director of the Company during 2001. Gordon Inman and Richard Herrington received 770 shares of common stock and 605 shares of common stock, respectively, as compensation for their service as directors of the Company. The Bank's outside directors currently receive a fee of $750 per month. In addition, each director of the Bank (other than J. Myers Jones) was awarded 55 shares of common stock as compensation for his service as a director of the Bank during 2001. Mr. Jones was awarded 110 shares of common stock as compensation for his service as a director of the Bank during 2001. Compensation to be paid to directors of the Company and the Bank during fiscal 2002 has not yet been established.

EMPLOYMENT AGREEMENT

         On January 1, 2000, the Company entered into an employment agreement with Gordon E. Inman, pursuant to which Mr. Inman serves as Chairman of the Board. The employment agreement is for a term of five years, expiring on December 31, 2004, and provides for automatic renewal for a period of one additional year unless the Company gives prior written notice that the agreement shall not be so extended. The agreement provides for Mr. Inman to be paid an initial annual base salary of $200,000, with the amount of the base salary to be increased annually by 5%. The agreement also provides for the annual grant of stock options to Mr. Inman. These options are to be granted by the Board of Directors of the Company. The agreement also provides for Mr. Inman to receive the use of a Company automobile, as well as health, disability and life insurance.

STOCK OPTION PLAN

         On April 18, 2000, the Board of Directors adopted the 2000 Stock Option Plan (the "2000 Plan"), which was subsequently approved by the Company's shareholders on May 16, 2000. The 2000 Plan was established for employees who are contributing significantly to the management or operation of the business of the Company or its subsidiaries as determined by the Stock Option Committee (the "Committee"). The Plan provides for the grant of incentive and non-qualified stock options to purchase up to 1,875,000 shares of Common Stock at the discretion of the Committee. The option exercise price of incentive stock options must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Plan. Incentive stock options granted pursuant to the Plan will expire on or before
(i) the date which is the tenth anniversary of the date the option is granted, or (ii) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company.

         The following table provides certain information concerning individual grants of stock options made during the fiscal year ended December 31, 2001 to each of the Named Executive Officers.

                                                                                                        POTENTIAL REALIZABLE VALUE
                                                  % OF TOTAL                                               AT ASSUMED ANNUAL RATES
                                                    OPTIONS                                             OF STOCK PRICE APPRECIATION
                                 NUMBER OF         GRANTED TO          EXERCISE                               FOR OPTION TERM
                                 OPTIONS          EMPLOYEES IN           PRICE         EXPIRATION       ---------------------------
NAME                            GRANTED(1)        FISCAL YEAR        ($ PER SHARE)        DATE              5%              10%
---------------------------    -----------      ---------------      -------------     ----------       ----------       ----------
Gordon E. Inman............        266,666           65.4%              $10.25           1/3/16         $2,949,000       $8,684,000
Richard E. Herrington......         37,500           9.2%                10.25           1/3/11            242,000          613,000
J. Myers Jones.............         25,000           6.1%                10.25           1/3/11            161,000          408,000
George J. Regg, Jr.........         25,000           6.1%                10.25           1/3/11            161,000          408,000
John P. Slayden............          5,000           1.2%                10.25           1/3/11             32,000           82,000

---------------------

(1) Options granted to Messrs. Inman, Herrington and Jones are immediately exercisable. Options granted to Messrs. Regg and Slayden are exercisable in increments of 20% per year over a period of five years.

         The following table presents information regarding options exercised during 2001 and the value of unexercised options and warrants held at December 31, 2001 by the Named Executive Officers. There were no SARs outstanding during fiscal 2001.


                                                                             NUMBER OF            VALUE OF UNEXERCISED
                                                                        UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                                         SHARES                         AT FISCAL YEAR END        AT FISCAL YEAR END(1)
                                      ACQUIRED ON        VALUE              EXERCISABLE/               EXERCISABLE /
NAME                                    EXERCISE        REALIZED           UNEXERCISABLE              UNEXERCISABLE
---------------------------------     -----------       --------        -------------------       ---------------------
Gordon E. Inman..................         --              --                 997,666/0                $8,697,330/0
Richard E. Herrington............         --              --                 282,784/0                 2,682,529/0
J. Myers Jones...................       16,840          $166,295             141,500/0                 1,256,250/0
George J. Regg, Jr...............         --              --               2,700/29,300              23,000/151,750
John P. Slayden..................         --              --                 350/6,150                2,100/30,750

------------------

(1) Dollar values calculated by determining the difference between the estimated fair market value of the Company's common stock at December 31, 2001 ($16.00) and the exercise price of such options.

RESTRICTED STOCK PLAN

         On April 17, 2001, the Board adopted the Franklin Financial Corporation 2001 Key Employee Restricted Stock Plan (the "Restricted Stock Plan"), which was subsequently approved by the Company's shareholders on May 15, 2001. The Restricted Stock Plan was established to further enable the Company to attract and retain individuals with the talent to perform services that advance the interests of the Company. The Restricted Stock Plan authorizes the Company to issue up to 250,000 shares of the Company's common stock to top executives or key management of the Company and its subsidiaries. Shares issued under the Restricted Stock Plan are restricted for a specific period or periods determined by the committee of the Board of Directors which administers the Restricted Stock Plan (the "Committee") and set forth in the agreement that evidences the restricted stock grant. During the period or periods of restriction, the shares of restricted stock granted may not be sold, transferred, pledged, assigned or otherwise disposed of. The Committee may establish additional restrictions, which will be set forth in the restricted stock award agreement, including a stipulated price for each share of restricted stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of performance goals, or any other restriction permissible under federal and state securities laws. Shares issued pursuant to the Restricted Stock Plan become freely transferable by the participant after the last day of the period or periods of restriction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors does not have a Compensation Committee, the functions which would be served by such a committee being reserved to the entire Board of Directors. Gordon E. Inman, the Company's Chairman of the Board and Richard E. Herrington, the Company's President and Chief Executive Officer, are executive officers who are also members of the Company's Board of Directors.

         In January 1989, the organizers of the Company entered into an agreement with Gordon E. Inman, the Chairman of the Board of the Company and the Bank, to lease a two-story office building and property located adjacent to same. Since 1989, the Company and Mr. Inman entered into several addendums to the lease agreement providing for the lease of additional space in the building. The monthly rental on the office building is presently $39,200, with increases to be made on an annual basis based on any increase in the Consumer Price Index ("CPI") during the previous year. The ground lease with respect to the property adjacent to the building requires that the Company pay a monthly rental of $600, with increases to be made on an annual basis based on the increase in the CPI during the previous year. In December 1993, the Bank entered into an agreement with Mr. Inman for the lease of office/warehouse space on Main Street in Franklin, Tennessee. As amended, the monthly rental on this facility is presently $10,000, with increases to be made on an annual basis based on any increase in the CPI during the previous year. In 2000, the Bank also entered into a lease agreement with Mr. Inman for an additional building on Main Street in Franklin, Tennessee with a monthly rental of $4,400. Lease payments to Mr. Inman by the Company with respect to such properties totaled $643,393 during 2001 and $618,995 during 2000.

                              CERTAIN TRANSACTIONS

         For information regarding transactions between the Company and Mr. Inman, see "Executive Compensation - Compensation Committee Interlocks and Insider Participation."

         The Bank has made outstanding loans to certain of the Company's directors, executive officers, their associates and members of the immediate families of such directors and executive officers. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement and the Shareholder Return Performance Graph, in whole or in part, the following Report of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.

                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         In accordance with proxy statement rules of the Securities and Exchange Commission, the Board of Directors of the Company offers the following report regarding compensation policies for executive officers and the Chief Executive Officer of the Company with respect to compensation paid to such persons during the last fiscal year. As the Board of Directors does not have a standing compensation committee, such functions are performed by the entire Board of Directors.

         It is the Board of Director's responsibility to establish the salaries, bonuses and other compensation of the Chief Executive Officer and other executive officers of the Company and its subsidiaries. In formulating its compensation policy and decisions, the Board of Directors endeavors to provide a competitive compensation package that enables the Company to attract and retain key executives and to integrate compensation programs with the Company's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of those objectives.

         The Company's executive compensation program generally consists of base salary and long-term equity incentives in the form of stock options. Base salaries for executive officers are reviewed annually and, following a review of the Company's performance during the previous fiscal year, the individual's contribution to that performance and the individual's level of responsibility, adjusted accordingly. In order to align executive officers' interests more closely with the interests of the shareholders of the Company, the Company's long-term compensation program emphasizes the grant of stock options exercisable for shares of common stock. The amount of such awards, if any, is determined from time to time by the Stock Option Committee and reviewed by the Board of Directors. The Stock Option Committee may take into account various factors in evaluating the size of stock option grants, including the need to attract and retain individuals who will provide valuable service to the Company.

         In approving the compensation paid in 2001 to Mr. Herrington, the Company's Chief Executive Officer, the Board of Directors considered the following factors:

         (i) the reasonableness of Mr. Herrington's salary relative to that of chief executive officers of similarly placed public companies and financial institutions;

         (ii) Mr. Herrington's contribution to the overall financial performance of the Company, and his leadership within the Company and the communities it serves.

         With respect to the other executive officers of the Company and its subsidiaries, the Board of Directors considered the salaries to be commensurate with those paid to similarly positioned executives in similar companies.

James W. Cross, IV           Gordon E. Inman             Edward M. Richey
Robert C. Fisher             Stuart C. McWhorter         Edward P. Silva
Richard E. Herrington        D. Wilson Overton           Melody J. Smiley

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the Nasdaq Market Index and the Nasdaq Bank Index, for the five year period commencing December 31, 1996 and ending December 31, 2001. The graph and the table below assume that the value of an initial investment in the Company's common stock and each index was $100 on December 31, 1996. The Company's common stock is not included in either of these indices. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the period, by (ii) the share price at the beginning of the period.


         COMPARISON OF CUMULATIVE TOTAL RETURN AMONG FRANKLIN FINANCIAL
          CORPORATION, NASDAQ STOCK MARKET INDEX AND NASDAQ BANK INDEX



                  [ Shareholder Performance Graph Appears Here ]




                  ASSUMES $100 INVESTED ON DECEMBER 31, 1996 IN
                  FRANKLIN FINANCIAL CORPORATION COMMON STOCK,
                 NASDAQ STOCK MARKET INDEX AND NASDAQ BANK INDEX

                                   December 31,    December 31,    December 31,    December 31,    December 31,    December 31,
                                       1996            1997            1998            1999            2000            2001
                                   ------------    ------------    ------------    -------------   ------------    ------------
Franklin Financial Corporation*    $     100.00    $     213.75    $     501.86    $     315.99    $     195.17    $     297.40
Nasdaq Bank Index                  $     100.00    $     167.42    $     166.34    $     159.91    $     182.45    $     199.04
Nasdaq Market Index                $     100.00    $     122.32    $     172.52    $     304.29    $     191.25    $     152.46

* The Company's common stock began trading on the Nasdaq National Market in May 2001 under the symbol "FNFN." From November 2000 until May 2001 the Company's common stock was quoted on the Over-the-Counter Bulletin Board. Prior to November 2000, the Company's common stock was quoted in the "Pink Sheets," an inter-broker quotation medium and no organized trading market existed.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP has served as independent auditors of the Company for the fiscal year ended December 31, 2001.

         AUDIT FEES. The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their representative affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the year ending December 31, 2001 and the review of the financial statements included in the Company's Forms 10-Q for that year were $166,500.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During 2001, Deloitte did not perform any services with regard to financial information systems design and implementation.

         ALL OTHER FEES. The aggregate fees for non-audit services provided by Deloitte for the year ending 2001 were $24,983.

         Representatives of Deloitte are expected to be present at the Annual Meeting of Shareholders to respond to shareholders' questions and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Board of Directors of the Company has selected Deloitte as its independent auditors for the 2002 fiscal year.

                           ANNUAL REPORT ON FORM 10-K

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to Franklin Financial Corporation, P. O. Box 625, Franklin, Tennessee 37065, Attention:
Susan S. Lowman. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                 SHAREHOLDERS' PROPOSALS FOR 2003 ANNUAL MEETING

         Shareholders may submit proposals appropriate for shareholder action at the Company's 2003 Annual Meeting, consistent with the regulations of the Securities and Exchange Commission. Proposals by shareholders intended to be presented at the 2003 Annual Meeting must be received by the Company no later than December 24, 2002 in order to be included in the Company's proxy materials for that meeting. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2003 Annual Meeting of Shareholders (but not required to be included in the Company's proxy statement) by March 9, 2003, or such proposal will be considered untimely and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal. Such proposals should be directed to Franklin Financial Corporation, Attention: Corporate Secretary, 230 Public Square, Franklin, Tennessee 37064.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.


                                        By Order of The Board of Directors,

                                        /s/ Richard E. Herrington

                                        Richard E. Herrington
                                        President and Chief Executive Officer

Franklin, Tennessee
April 23, 2002

                                                                      APPENDIX A


                         FRANKLIN FINANCIAL CORPORATION
                                230 PUBLIC SQUARE
                            FRANKLIN, TENNESSEE 37064

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS.

         The undersigned hereby appoints Richard E. Herrington and Gordon E. Inman or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of FRANKLIN FINANCIAL CORPORATION to be held on May 21, 2002, at 4:30 p.m. at the Pineapple Meeting Room of Franklin National Bank, 234 Public Square, Franklin, TN 37064 and any adjournments or postponements thereof:

         1. To elect nine (9) directors for a term of one year and until their successors are elected and have qualified.

            [ ] FOR all nominees listed       [ ]  WITHHOLD  AUTHORITY
                below (except as marked            to vote for all nominees
                to the contrary below)             listed below

            JAMES W. CROSS, IV, ROBERT C. FISHER, RICHARD E. HERRINGTON, GORDON E. INMAN, STUART C. McWHORTER, D. WILSON OVERTON, EDWARD M. RICHEY, EDWARD P. SILVA, AND MELODY J. SMILEY

            INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

            --------------------------------------------------------------------

         2. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE NOMINEES AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                       Please date and sign this Proxy exactly
                                       as name(s) appears on the mailing label.


                                       ----------------------------------------

                                       ----------------------------------------


                                       Print Name(s):
                                                     --------------------------

                                       NOTE: When signing as an attorney,
                                       trustee, executor, administrator or
                                       guardian, please give your title as such.
                                       If a corporation or partnership, give
                                       full name by authorized officer. In the
                                       case of joint tenants, each joint owner
                                       must sign.

                                       Dated:
                                             ----------------------------------

                                       No. of shares owned:
                                                           --------------------

                         FRANKLIN FINANCIAL CORPORATION

                               230 PUBLIC SQUARE

                           FRANKLIN, TENNESSEE 37064

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2002 ANNUAL
                            MEETING OF SHAREHOLDERS.

        The undersigned hereby appoints Richard E. Herrington and Gordon E. Inman or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of FRANKLIN FINANCIAL CORPORATION to be held on May 21, 2002, at 4:30 p.m. at the Pineapple Meeting Room of Franklin National Bank, 234 Public Square, Franklin, Tennessee 37064, and any adjournments or postponements thereof:

1. To elect nine (9) directors for a term of one year and until their successors are elected and have qualified.

[ ]         FOR all nominees listed below (except as                       [ ]         WITHHOLD AUTHORITY to vote for all
            marked to the contrary below)                                              nominees listed below

    JAMES W. CROSS, IV, ROBERT C. FISHER, RICHARD E. HERRINGTON, GORDON E. INMAN, STUART C. McWHORTER, D. WILSON OVERTON, EDWARD M. RICHEY, EDWARD P. SILVA, AND MELODY J. SMILEY

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THE
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

2. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting or any adjournments or postponements thereof.

    THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE NOMINEES AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                                              Please date and sign this Proxy exactly as
                                                              name(s) appears on the mailing label.
                                                              ---------------------------------------
                                                              ---------------------------------------

                                                              Print Name(s): -------------------------
                                                              NOTE: When signing as an attorney, trustee,
                                                              executor, administrator or guardian, please
                                                              give your title as such. If a corporation or
                                                              partnership, give full name by authorized
                                                              officer. In the case of joint tenants, each
                                                              joint owner must sign.

                                                              Dated:
                                                                      --------------------------------
                                                              No. of shares owned: --------------------